UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  January 27, 2010

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 27, 2010, the independent members of the Board of Directors (the “Board”) of Cephalon, Inc. (the “Company” or “Cephalon”), upon the recommendation of the Stock Option and Compensation Committee (the “Compensation Committee”), adopted the 2010 Management Incentive Compensation Program (the “MICP”) for the Company’s executive officers appointed by the Board and key employees.  Under the MICP, the Company’s executive officers shall be entitled to earn cash bonus compensation (an “Award”) based upon the achievement of certain pre-established performance goals for 2010 outlined in the MICP (the “Performance Goals”) for each executive officer.

The Performance Goals for 2010 consist of both financial and operational goals.  Financial goals are based on equally weighted targets for total product sales and pro forma net income in 2010.  Operational goals are focused on three areas: clinical, manufacturing and technical operations, and research and development.  Within these areas, the operational goals include, among other things, progressing or completing specified clinical trials in the U.S. and Europe, providing manufacturing support for new and existing products and products in clinical development and advancing the Company’s research and development plan by continuing pre-clinical development of specified compounds.  The following table summarizes the components of the MICP for 2010.

	Chief Executive Officer	Chief Operating Officer	Other Executive Officers

Financial Goals	• Total product sales target (30%)	• Total product sales target (15%)	• Total product sales target (15%)
	• Pro forma net income target (30%)	• Pro forma net income target (15%)	• Pro forma net income target (15%)

Operational Goals	Performance goals in the areas of clinical (20%), manufacturing and technical operations (10%) and R&D (10%)	Objectives are specific to the COO and his areas of responsibility (70%)	Objectives are specific to each individual executive officer and his or her areas of responsibility (70%)

MICP “Score”

•      Weighted average minimum MICP score of 85 of the above listed components is required for CEO to be eligible for an MICP award

•      For each MICP point below 100, target bonus percentage of 100% is decreased by approximately 7% (e.g., MICP score of 98 yields a bonus payout of 87% of base salary)

•      For each MICP point above 100, target bonus percentage is increased by an average of approximately 14% for MICP scores from 101 to 111. For example, an MICP score of 102 yields a bonus payout of 128% of base salary. At an MICP score of 112, the maximum bonus will be earned.

•      Weighted average minimum MICP score of 90 of the above listed components is required for the COO to be eligible for an MICP award

•      For each MICP point above or below 100, target bonus percentage of 70% is increased or decreased by 5%, respectively (e.g., MICP score of 98 yields a bonus payout of 60% of base salary). At an MICP score of 120, the maximum bonus will be earned.

•      Weighted average minimum MICP score of 90 of the above listed components is required for an executive officer to be eligible for an MICP award

•      For each MICP point above or below 100, target bonus percentage of 50% is increased or decreased by 3.5%, respectively (e.g., MICP score of 98 yields a bonus payout of 43% of base salary). At an MICP score of 120, the maximum bonus will be earned.

Target MICP Bonus	100% of 2010 base salary	70% of 2010 base salary	50% of 2010 base salary

	Chief Executive Officer	Chief Operating Officer	Other Executive Officers
MICP Award Percentage	Could range from 0% (for an MICP score below 85) to 300% of base salary (at maximum performance)	Could range from 0% (for an MICP score below 90) to 154% of COO’s base salary (at maximum performance)	Could range from 0% (for an MICP score below 90) to 110% of an executive officer’s base salary (at maximum performance)

MICP Award Dollar Value	Could range from $0 (for an MICP score below 85) to $3,920,400 (for maximum performance).	Individual award could range from $0 (for an MICP score below 90) to approximately $1,078,000 (for maximum performance).	Individual awards could range from $0 (for an MICP score below 90) to approximately $706,000 (for maximum performance).

At the end of each fiscal year, the Compensation Committee is responsible for assessing the performance of each executive officer against the established Performance Goals and determining the level of awards, if any, under the MICP.  The Compensation Committee then presents its decisions to the independent members of the Board for ratification.

The MICP for 2010 is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02                                            Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)           The information required by this Item 5.02 is incorporated by reference to the information contained in Item 1.01 above.

(b)           On January 27, 2010, J. Kevin Buchi, age 54, was appointed as Chief Operating Officer of Cephalon, Inc. (the “Company” or “Cephalon”), a newly created position in the Company.  Mr. Buchi joined Cephalon in March 199.  From February 2006 through January 2010, Mr. Buchi was Executive Vice President and Chief Financial Officer.  From April 1996 through January 2006, he served as Senior Vice President and Chief Financial Officer, and he held several financial positions with the Company prior to April 1996.  Between 1985 and 1991, Mr. Buchi served in a number of financial positions with E.I. du Pont de Nemours and Company.  Mr. Buchi received a master of management degree from the J.L. Kellogg Graduate School of Management, Northwestern University in 1982 and is a certified public accountant.  Mr. Buchi serves as a member of the board of directors of Celator Pharmaceuticals, Inc., a privately-held pharmaceutical company. There is no agreement or understanding between Mr. Buchi and any other person pursuant to which Mr. Buchi was appointed as Chief Operating Officer. Mr. Buchi is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 27, 2010, Wilco Groenhuysen, age 52, was appointed as Executive Vice President and Chief Financial Officer.  Mr. Groenhuysen joined Cephalon in August 2007 as Senior Vice President of Finance.  Prior to joining Cephalon he spent 20 years with Philips Electronics in various assignments in Europe, Asia and the United States, the latest of which started in 2002 when he was promoted to SVP and CFO of Philips Electronics North America Corporation  There is no agreement or understanding between Mr. Groenhuysen and any other person pursuant to which Mr. Groenhuysen was appointed as Executive Vice President and Chief Financial Officer. Mr. Groenhuysen is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 27, 2010, Alain Aragues, age 58, was appointed as Executive Vice President and President of Cephalon Europe. Mr.  Aragues joined Cephalon in 2002 to lead the Company’s expansion in France following its 2001 acquisition of Group Lafon and was appointed President of Cephalon Europe in February 2005. Since his appointment Cephalon’s presence in Europe, the Middle East and Africa has increased through the acquisition of Zeneus Pharma in 2005, a European company specialised in oncology, and several product acquisitions.  Prior to joining Cephalon, Mr. Aragues has held various senior positions in the pharmaceutical industry at DuPont Pharmaceuticals in Europe and in the United States as well as at Bristol-Myers Squibb Pharma France.  In February

2008, Mr. Aragues was awarded the highest French Distinction as Chevalier de la Légion d’Honneur by the French Minister of Health, Mrs Roselyne Bachelot.  Mr. Aragues graduated from Institut des Sciences Politiques of Toulouse in France with a Master in Economy, Finance and Business Administration.  There is no agreement or understanding between Mr. Aragues and any other person pursuant to which Mr. Aragues was appointed as Executive Vice President and President of Cephalon Europe. Mr. Aragues is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company hereby incorporates by reference the press release dated January 28, 2010, attached hereto as Exhibit 99.1, and made a part of this Item 5.02.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description of Document
10.1	Cephalon, Inc. 2010 Management Incentive Compensation Plan.
99.1	Press Release dated January 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: February 2, 2010	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Cephalon, Inc. 2010 Management Incentive Compensation Plan
99.1	Press Release dated January 28, 2010